JOINT INSURED AGREEMENT

               WHEREAS,   each  of  Robeco-Sage   Multi-Strategy   Fund,  L.L.C,
Robeco-Sage Multi-Strategy Master Fund, L.L.C., Robeco-Sage Multi-Strategy Institutional Fund, L.L.C., Robeco-Sage Triton Fund, L.L.C., Robeco-Sage Multi-Strategy TEI Master Fund, L.L.C. and Robeco-Sage Multi-Strategy TEI Institutional Fund, L.L.C. and Robeco-Sage Multi-Strategy TEI Fund, L.L.C. (each, a "Fund" and collectively, the "Funds") is a non-diversified, closed-end management investment company registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

               WHEREAS, the Funds are required to provide and maintain a fidelity bond pursuant to Rule 17g-1 under the 1940 Act; and

               WHEREAS, paragraph (b) of Rule 17g-1 provides that the fidelity bond may be in the form of a joint insured bond covering the Funds; and

               WHEREAS, the Boards of Managers of the Funds, including a majority of those Managers who are not "interested persons" (as that term is defined by the 1940 Act) of the Funds, respectively, have made the determinations required by Rule 17g-1, including those provisions specifically applicable to a joint insured bond;

               NOW, THEREFORE, the Funds hereby agree as follows:

               1. The Funds will each pay a portion of the premiums for the joint insured fidelity bond which is allocated to each party pro rata according to the percentage the party's net assets bears to the aggregate net assets of all the insured parties.

               2. In the event recovery is received under the joint insured bond as a result of a loss sustained by more than one of the insured parties, each party shall receive an equitable and proportionate share of the recovery, but such recovery shall be in an amount at least equal to the amount which such party would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act.

               This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         Dated:  February 22, 2010            ROBECO-SAGE MULTI-STRATEGY FUND,
                                              L.L.C.

                                          By: /s/ Timothy J. Stewart
                                              ----------------------
                                              Name:  Timothy J. Stewart
                                              Title: Manager


                                              ROBECO-SAGE MULTI-STRATEGY MASTER
                                              FUND, L.L.C.


                                           By: /s/ Timothy J. Stewart
                                               --------------------------
                                               Name:  Timothy J. Stewart
                                               Title: Manager

                                              ROBECO-SAGE MULTI-STRATEGY
                                              INSTITUTIONAL FUND, L.L.C.

                                            By: /s/ Timothy J. Stewart
                                                --------------------------
                                                Name:  Timothy J. Stewart
                                                Title: Manager

                                              ROBECO-SAGE TRITON FUND, L.L.C.

                                             By: /s/ Timothy J. Stewart
                                                 -------------------------
                                                 Name:  Timothy J. Stewart
                                                 Title: Manager

                                              ROBECO-SAGE MULTI-STRATEGY TEI
                                              MASTER FUND, L.L.C.

                                             By: /s/ Timothy J. Stewart
                                                 ---------------------------
                                                 Name:  Timothy J. Stewart
                                                 Title: Manager

                                              ROBECO-SAGE MULTI-STRATEGY TEI
                                              INSTITUTIONAL FUND, L.L.C.

                                              By: /s/ Timothy J. Stewart
                                                  ----------------------------
                                                  Name:  Timothy J. Stewart
                                                  Title: Manager

                                              ROBECO-SAGE MULTI-STRATEGY TEI
                                              FUND, L.L.C.

                                              By: /s/ Timothy J. Stewart
                                                  -----------------------------
                                                  Name:  Timothy J. Stewart
                                                  Title:    Manager